EXHIBIT 99.1

To Form 8-K dated January 28, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

NEWS RELEASE

CONTACTS:

Stephen Fowle, EVP and CFO

(772) 463-8977

steve.fowle@seacoastbank.com

Seacoast Reports Full Year and Fourth Quarter 2015 Results

Full Year 2015 EPS Rose 214% to $0.66

Double-Digit Loan Growth Drove Fourth Quarter Adjusted EPS1 to $0.19, Compared With $0.13 in Q4 2014

Fourth Quarter 2015 Earnings Highlights

•	Adjusted revenues increased $5.0 million or 16% year-over-year to $36.9 million.
•	Net interest margin increased eleven basis points year-over-year to 3.67%.
•	Net interest income improved $4.4 million or 18% largely due to organic loan growth.
•	Adjusted net income[1] increased 56% to $6.5 million or $0.19 per diluted share, compared to $4.2 million or $0.13 per diluted share in the fourth quarter 2014.
•	Adjusted return on tangible common equity improved to 8.4% from 6.2% year-over-year.

Fourth Quarter 2015 Growth Highlights

•	Loans increased $57 million or 3% not annualized, compared to third quarter 2015 and rose 18% year-over-year. Excluding acquisitions, loans increased $218 million or 12% above year-ago levels.
•	Strategic initiatives continue to pay off. Excluding acquisitions, households grew 5% year-over-year and consumer loans originated outside the branch hit a record 26% during the fourth quarter.
•	Successful integration of Grand Bank and BankFIRST franchises resulted in net household growth by the third month as opposed to net attrition typical for acquisitions.

2016 Guidance

•	Seacoast provided 2016 adjusted diluted EPS target of $1.00.

 1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

STUART, Fla., January 28, 2016 /PRNewswire/ — Seacoast Banking Corporation of Florida (NASDAQ: SBCF) today reported results for the fourth quarter and full year 2015.

Fourth quarter 2015 net income increased to $6.0 million compared to a net loss of $1.5 million reported in the same period of the prior year. Adjusted net income1 increased $2.3 million, or 56%, from year-ago levels. Diluted earnings per common share (EPS) were $0.18 and adjusted diluted EPS1 were $0.19 in the fourth quarter, compared to adjusted diluted EPS of $0.13 in the fourth quarter of 2014 and $0.19 in the third quarter of 2015.

Dennis S. Hudson, III, Chairman and CEO said, “Our sustained execution of Seacoast’s balanced growth strategy produced another quarter of strong results, measured by increases in loans, deposits and households. The combination of organic and acquired growth in 2015 and our significant operating leverage led to nearly 60% growth in core EPS, reinforcing our conviction that our continued execution of Seacoast’s long-term strategy positions us well to produce strong results for shareholders.”

Seacoast’s earnings improvement reflected continued strong business growth and execution of digital and other strategic initiatives, supplemented by successful acquisitions. Fourth quarter net income included a $416,000 bargain purchase gain from the acquisition of the Grand Bankshares, arising from unanticipated recoveries and resulting valuation adjustments to loans and other real estate owned (OREO) realized in the fourth quarter.

Full-year 2015 net income improved $16.4 million to $22.2 million and fully diluted earnings per share increased 214% to $0.66 compared with $0.21 per diluted common share in 2014. Adjusted net income1 increased to $25.3 million, or $0.75 per diluted share, in 2015 from $13.0 million, or $0.47 per diluted share, in 2014.

Hudson added, “We believe that community banking is undergoing a revolution and we plan to be at the forefront of refining the user experience to the benefit of our customers. Exiting the Great Recession, we recognized that a fundamental shift in community banking had taken place, and we began to invest for a new future. We introduced Seacoast’s Accelerate commercial banking model in 2011, and in 2013 began to invest in analytics, digital servicing capabilities and digital marketing talent and technology. These investments in our future drove our 16% revenue growth in 2015, with loans increasing at a 12% organic rate and households rising 5% year-over-year.

“Seacoast is building a fully integrated distribution platform across all channels to provide our customers with the ability to choose their path of convenience to satisfy their banking needs.  In 2015, we rolled out integrated digital marketing, automated cross sell, and deeper customer analytics which are creating shareholder value as we move forward.  Additionally, we are making trade-offs by reinvesting a portion of the cost savings related to consolidating branch locations and more efficient business processes into new and innovative ways to serve and grow our customer base.  In 2015, we fully absorbed incremental costs needed to support better channel integration including the expansion of our 24/7 call center, that now originates over 10% of our deposit relationships and almost 30% of our consumer loan production.  Looking forward, we expect our digital and phone based channels to expand dramatically.

“As our upgraded technology platform enabled us to effectively adapt to changes in consumer banking behavior, we were able to close three branches during 2015 with minimal customer impact; in fact household growth continued to accelerate during the year. We are currently in the process of consolidating an additional four legacy locations in the first half of 2016.

“While we remained disciplined in executing an organic-growth focused strategy, our recent acquisitions have boosted our growth trajectory. Our convenient service model and enhanced product offerings, especially digital banking, allowed us to grow our acquired banks’ households and further cross-sell additional products to our newly acquired customers. Specifically, our recently acquired BankFIRST (Orlando) and Grand Bankshares (Palm Beach County) franchises attained net household growth within three months of acquisition, and Orlando increased households at a rate above 7% in 2015.”

Hudson concluded, “We look to 2016 with confidence as we continue to execute on our long term strategy, investing in important initiatives, managing expenses and executing on the right acquisition opportunities. As a result, we have provided an adjusted diluted EPS outlook target of $1.00 for the year. We look forward to discussing this goal with shareholders on our Q4 earnings call.”

FINANCIAL HIGHLIGHTS (Dollars in thousands except per share data)	4Q15	3Q15	2Q15	1Q15	4Q14

Total Assets	$3,534,780	$3,378,108	$3,233,588	$3,231,956	$3,093,335

Loans	2,156,330	2,099,447	1,937,399	1,854,487	1,821,885

Deposits	2,844,387	2,742,296	2,605,177	2,609,825	2,416,534

Net Income (Loss)	6,036	4,441	5,805	5,859	(1,517)

Diluted Earnings Per Share	0.18	0.13	0.18	0.18	(0.05)

Return on Average Assets (ROA)	0.69%	0.52%	0.72%	0.75%	(0.20)%
Return on Average Tangible Common Equity (ROTCE)	7.8	5.9	8.2	8.5	(1.7)

Net Interest Margin	3.67	3.75	3.50	3.62	3.56
Efficiency Ratio	72.6	76.3	68.6	68.3	104.5

Pretax, Pre-provision Income (1)	$10,130	$8,126	$10,224	$9,832	$(2,029)
Average Diluted Shares Outstanding (000)	34,395	34,194	33,234	33,136	33,124
Adjusted Net Income (1)	$6,520	$6,433	$6,172	$6,177	$4,179
Adjusted Diluted Earnings Per Share (1)	0.19	0.19	0.19	0.19	0.13

Adjusted ROA (1)	0.75%	0.76%	0.77%	0.79%	0.55%
Adjusted ROTCE (1)	8.4	8.5	8.7	9.0	6.2

Adjusted Efficiency Ratio (1)	69.1	68.2	67.5	67.5	74.8
Adjusted Pretax, Pre-provision Income (1)	$10,913	$11,328	$10,815	$10,342	$7,464

Annualized Adjusted Operating Expenses as a Percent of Average Assets (1)	2.93%	3.03%	2.91%	2.88%	3.13%

Acquisitions Update

Hudson noted, “We continue to be encouraged by results from our recent acquisitions. In Orlando, we achieved growth levels in excess of our already-strong franchise growth rate as we delivered our service and product offerings to the BankFIRST customer base. Acquisitions in the asset-based lending space and in demographically-strong Palm Beach County have helped us further propel growth. We are pleased with our ability to execute against our commitments.

“We look forward to welcoming more than 5,000 customers of Floridian Bankshares and nearly 9,000 customers from BMO Harris’ Orlando banking operations in the first part of 2016. We are pleased to announce that we have received regulatory approval for both of these transactions and expect to close the Floridian acquisition late in the first quarter and the BMO Harris branch purchase late in the second quarter, subject in both instances to customary closing conditions.”

Florida Economic Update

"The strong Florida economy continues to amplify our success," said Hudson.

Wells Fargo Securities Group’s December 18, 2015 report titled, “Florida Employment Update: November 2015” stated, “Florida’s economy is firing on all cylinders…Florida added a nation-leading 35,200 jobs in November, which marks the largest monthly job gain for the Sunshine State since May 2010. On a year-to-date basis, nonfarm employment has risen 3.0 percent, resulting in a net gain of 239,600 jobs.”

Comerica Bank’s Comerica Economic Insights report dated January 5, 2016 stated, “Our Florida Economic Activity Index increased again in October, for the 19th consecutive month. Most components of the index were positive in October. Only state exports and housing starts were negative for the month. The Florida economy is firmly re-established as a growth leader for the U.S….we see no reason for the positive trend to change in the near term.”

Fourth Quarter 2015 Income Statement Highlights

Balance Sheet Mix, Driven by Growth in Relationship Customers and Improved Yields, Fuel Net Interest Income and Margin Expansion

Net interest income for the quarter totaled $29.1 million, a $4.4 million or 18% increase from fourth quarter 2014 levels. Net interest margin expanded to 3.67%, an eleven basis point increase from the prior year. Year-over-year net interest income and margin increases reflect improvement in rate and balance sheet mix, largely due to growth in customer relationships.

Net interest income increased $0.1 million and net interest margin decreased eight basis points from 3.75% in the prior quarter. Linked quarter results reflect an accelerated level of purchase loan accretion in the third quarter of 2015 that contributed approximately 10 basis points of margin during that quarter. Strong loan growth and improved core yields more than compensated for a decrease in purchased loan accretion. Fourth quarter results included essentially no excess purchased loan accretion.

Noninterest Income Growth Reflects Increases in Households

Noninterest income excluding securities gains and the bargain purchase gain, totaled $7.8 million for the fourth quarter, an increase of $641,000 or 9% from a year ago. Most categories of service fee income showed year-over-year growth with interchange income up a strong 24%, indicating continued strength in customer acquisition and cross sell and benefits from acquisition activity.

Noninterest income, excluding securities gains and the bargain purchase gain related to the Grand Bankshares acquisition, decreased $300,000 from third quarter 2015 levels. Strength in interchange income and smaller increases in many other categories were offset by decreases in mortgage banking, brokerage and marine income, which were negatively impacted by low activity during the holiday season.

As mentioned previously, fourth quarter net income included a $416,000 bargain purchase gain from the acquisition of the Grand Bankshares, arising from unanticipated recoveries and resulting valuation adjustments to loans and other real estate owned (OREO) realized in the fourth quarter.

Noninterest Expense Continues to Show Strong Operating Leverage and Investment in Seacoast Strategy

Noninterest expense decreased $6.8 million from the fourth quarter 2014. Prior year expenses reflected significant non-recurring costs related to the acquisition of The BANKshares on October 1, 2014 and other one-time costs. Adjusted noninterest expense1 increased $1.6 million from prior-year levels. The year-over-year increase in adjusted expense reflects ongoing costs related to the acquisitions of FGC and Grand Bankshares, particularly in added salary and benefits, which increased $666,000 or 5%, and occupancy and furniture and equipment costs, which increased $265,000 or 9%. Increases also reflect variable costs related to strong organic franchise growth, particularly in data processing costs, which increased $588,000 or 31%, an investment made to further the company’s strategy.

Noninterest expense decreased $2.0 million from the third quarter, 2015. Excluding merger related charges and other one-time items, adjusted noninterest expense1 grew $200,000, or less than 1%. Increases in occupancy ($108,000) and data processing costs ($178,000) were partially offset by decreases in salary and benefits ($110,000). These fluctuations represent normal expense volatility.

Seacoast’s efficiency ratio was 72.6% in fourth quarter of 2015, down from 104.5% in the fourth quarter of 2014 and below 76.3% in the third quarter of 2015. Adjusted1, the efficiency ratio decreased to 69.3% in the fourth quarter of 2015 from 74.8% in the fourth quarter of 2014 and up slightly from 68.2% in the third quarter of 2015. Linked-quarter increase was impacted by the significant amount of accelerated purchased loan accretion recorded in the third quarter of 2015, whereas fourth quarter results included essentially no excess purchased loan accretion.

Fourth Quarter 2015 Balance Sheet Highlights

Deposit Growth Reflects Success of Core Customer Increase and Acquisitions

Total deposits increased 18% to $2.84 billion at December 31, 2015, from year ago levels. Core customer funding increased to $2.72 billion at December 31, 2015, a $476 million, or 21% increase from the fourth quarter of 2014. Excluding acquisitions, core customer funding increased by $286 million or 13% from one year ago and total deposits increased $239 million or 10% from one year ago. Total deposits grew $102 million or 4% (not annualized) and core customer funding increased $138 million or 5% (not annualized) compared to the prior quarter. Linked-quarter increases were largely due to normal seasonal growth in public funds.

Noninterest demand deposits grew $129.2 million, or 18% from the fourth quarter of 2014 and remained at a strong 30.0% of total deposits.

(Dollars in thousands)	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014
Customer Relationship Funding

Noninterest demand	$854,447	$869,877	$808,429	$793,336	$725,238

Interest-bearing demand	734,749	618,344	599,268	634,854	652,353

Money market	665,353	660,632	621,973	596,600	450,172

Savings	295,851	286,810	282,588	272,963	264,738

Time certificates of deposit	293,987	306,633	292,919	312,072	324,033

Total deposits	$2,844,387	$2,742,296	$2,605,177	$2,609,825	$2,416,534

Customer sweep accounts	$172,005	$148,607	$157,676	$170,023	$153,640

Total core customer funding (2)	$2,722,405	$2,584,270	$2,469,934	$2,467,776	$2,246,141

Demand deposit mix (noninterest bearing)	30.0%	31.7%	31.0%	30.4%	30.0%

(2)Total deposits and customer sweep accounts, excluding time certificates of deposit.

Loans Up Substantially from Acquisition and Strong Core Growth

Total loans were $2.16 billion at December 31, 2015, an increase of $334 million or 18% from a year ago. Excluding acquired loans, loans increased $218 million or 12% from the prior year’s fourth quarter. Loans increased a strong $57 million or 3% (not annualized) from third quarter levels.

Loan growth continued across all business lines. Commercial loan originations for the quarter were $80 million with the commercial pipeline (in underwriting and approval or approved and not yet closed) totaling a strong $106 million at December 31, 2015 increasing from prior quarter and well in excess of recent history. Consumer loan and small business originations (inclusive of lines of credit) totaled $54 million in the fourth quarter of 2015 compared to $28 million one year ago.

Closed residential production for the quarter totaled $60.2 million compared with $57.9 million a year ago, with a total residential pipeline of $30.3 million at December 31, 2015 up from $21.4 million one year ago.

(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14

Commercial pipeline	$105,556	$104,915	$108,538	$82,143	$60,136
Commercial loans closed	80,003	71,823	85,815	61,357	94,719
Total Commercial loan originations and pipeline	$185,559	$176,738	$194,353	$143,500	$154,855

Residential pipeline	$30,340	$37,958	$53,902	$48,485	$21,351
Residential loans retained	24,905	36,027	45,596	23,951	31,598
Residential loans sold	35,278	37,996	36,182	31,896	26,336
Total Residential loan originations and pipeline	$90,523	$111,981	$135,680	$104,332	$79,285

Other Highlights

Credit Quality Remains Stable with Growth Trends

The provision for loan losses was $369,000 for the fourth quarter of 2015, up from $118,000 in the fourth quarter 2014 and below $987,000 recorded in the third quarter 2015. The fourth quarter provision reflects continued strong credit metrics, offset by continued loan growth. The third quarter provision was also impacted by $655,000 related to a single purchased credit impaired loan performing below our initial expectations. The allowance for loan losses for non-acquired loans was 1.03% of total loans, compared to 1.11% in the third quarter 2015.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the fourth quarter remained at a clean 0.8%, down from 1.2% at year-end 2014;
•	Nonperforming assets to total assets declined to 0.7%, compared to 0.9% a year ago.

Capital Ratios Continue to Improve from Earnings Momentum

Capital ratios remain healthy and well above regulatory requirements for well-capitalized institutions. The common equity tier 1 capital ratio (CET1) is estimated at 13.3% and the total capital ratio is estimated at 16.0% at December 31, 2015. The tier 1 leverage ratio is estimated at 10.7% at December 31, 2015.

Tangible book value per share increased $0.13 to $9.31 and book value per share increased $0.09 to $10.29 at December 31, 2015, as earnings more than offset decreases in AFS securities valuation at the end of the 2015 year. Average tangible common equity to assets was a strong 9.3% at December 31, 2015.

Conference Call Information

Seacoast will host a conference call on Friday, January 29, 2016 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 7021 952; host: Dennis S. Hudson). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of January 29, by dialing (888) 843-7419 (domestic), using the passcode 7021 952.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of January 29, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.5 billion in assets and $2.8 billion in deposits as of December 31, 2015. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 43 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Sources:

https://www08.wellsfargomedia.com/assets/pdf/commercial/insights/economics/regional-reports/fl-employment-20151218.pdf

http://blog.comerica.com/2016/01/05/comerica-banks-florida-index-continues-solid-gains/

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Important information for Investors and Shareholders

Seacoast has filed a registration statement on Form S-4 and amendments thereto containing a definitive Proxy Statement/Prospectus with the SEC regarding the proposed merger with Floridian into Seacoast.  On or about January 22, 2016, this Proxy Statement/Prospectus was mailed to Floridian shareholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER DOCUMENTS FILED BY SEACOAST WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION.

Investors can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Seacoast and Floridian, at the SEC’s website (http://www.sec.gov), with respect to information about Seacoast, and Floridian’s website (www.floridianbank.com), with respect to information about Floridian.  Investors can also obtain these documents, free of charge, at http://www.seacoastbanking.com under the tab “Investor Relations” and then under the tab “Financials/Regulatory Filings.”  Copies of the Proxy Statement/Prospectus and any other filing by Seacoast with the SEC can also be obtained, free of charge, by directing a request to Investor Relations, 815 Colorado Avenue, P.O. Box 9012, Stuart, FL 34994, (772) 288-6085.

Seacoast, Floridian, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 7, 2015 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus.  You may obtain free copies of these documents as described in the preceding paragraph.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

To better evaluate its earnings, the Company removes certain items to arrive at adjusted net income, adjusted pretax, pre-provision income and adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

(Dollars in thousands except per share data)	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015	First Quarter 2015	Fourth Quarter 2014

Net income	$6,036	$4,441	$5,805	$5,859	($1,517)
Severance	187	98	29	12	478

Merger related charges	1,043	2,692	337	275	2,722
Bargain purchase gain	(416)	0	0	0	0

Branch closure charges and costs related to expense initiatives	0	121	0	0	4,261
Marketing and brand refresh expense	0	0	0	0	697

Stock compensation expense and other incentive costs related to improved outlook	0	0	0	0	1,213
Securities (gains)	(1)	(160)	0	0	(108)
Miscellaneous losses	48	112	0	0	119
Net loss on OREO and repossessed assets	(157)	262	53	81	9
Asset dispositions expense	79	77	173	143	103
Effective tax rate on adjustments	(299)	(1,210)	(225)	(193)	(3,798)

Adjusted Net Income (1)	6,520	6,433	6,172	6,177	4,179
Provision for loan losses	369	987	855	433	118
Income taxes	4,024	3,908	3,788	3,732	3,167
Adjusted pretax, pre-provision income (1)	$10,913	$11,328	$10,815	$10,342	$7,464
Adjusted earnings per diluted share (1)	$0.19	$0.19	$0.19	$0.19	$0.13
Average shares outstanding (000)	34,395	34,194	33,234	33,136	33,124
(1)	Non-GAAP measure

FINANCIAL HIGHLIGHTS	(Unaudited)	02/02/16
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Summary of Earnings
Net income (loss)	$6,036	$4,441	$(1,517)	$22,141	$5,696
Net interest income (1)	29,216	29,130	24,883	109,968	75,221
Net interest margin (1), (2)	3.67	3.75	3.56	3.64	3.25
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.69%	0.52%	(0.20)%	0.67%	0.23%
Return on average shareholders' equity-GAAP basis (2), (3)	6.78	5.05	(1.89)	6.56	2.22
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	7.83	5.94	(1.71)	7.59	2.57
Efficiency ratio (5)	72.57	76.29	104.46	71.58	91.57
Noninterest income to total revenue	21.10	21.79	22.40	22.63	24.83

Per Share Data
Net income (loss) diluted-GAAP basis	$0.18	$0.13	$(0.05)	$0.66	$0.21
Net income (loss) basic-GAAP basis	0.18	0.13	(0.05)	0.66	0.21
Book value per share common	10.29	10.20	9.44	10.29	9.44
Tangible book value per share	9.31	9.18	8.51	9.31	8.51
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	December 31,
(Dollars in thousands, except share data)	2015	2015	2014

Selected Financial Data
Total assets	$3,534,780	$3,378,108	$3,093,335
Securities available for sale (at fair value)	790,766	728,161	741,375
Securities held for investment (at amortized cost)	203,525	209,047	207,904
Net loans	2,137,202	2,080,119	1,804,814
Deposits	2,844,387	2,742,296	2,416,534
Total shareholders' equity	353,453	350,280	312,651

Average Balances (Year-to-Date)
Total average assets	$3,304,397	$3,250,855	$2,485,259
Less: intangible assets	33,277	32,879	8,840
Total average tangible assets	$3,271,120	$3,217,976	$2,476,419

Total average equity	$337,367	$331,966	$256,867
Less: intangible assets	33,277	32,879	8,840
Total average tangible equity	$304,090	$299,087	$248,027

Credit Analysis
Net charge-offs (recoveries) year-to-date - non-acquired loans	$(609)	$(854)	$(489)
Net charge-offs year-to-date - acquired loans	1,196	872	-
Total net charge-offs (recoveries) year-to-date	$587	$18	$(489)

Net charge-offs (recoveries) to average loans (annualized) - non-acquired loans	(0.03)%	(0.06)%	(0.03)%
Net charge-offs to average loans (annualized) - acquired loans	0.06	0.06	-
Total net charge-offs (recoveries) to average loans (annualized)	0.03	0.00	(0.03)

Loan loss provision (recapture) year-to-date - non-acquired loans	$1,375	$1,415	$(3,550)
Loan loss provision year-to-date - acquired loans	1,269	860	64
Total loan loss provision (recapture) year-to-date	$2,644	$2,275	$(3,486)

Allowance to loans at end of period - non-acquired loans	1.03%	1.11%	1.14%
Discount for credit losses to acquired loans at end of period	4.24	4.13	3.56

Nonperforming loans - non-acquired loans	$12,758	$14,474	$18,563
Nonperforming loans - acquired loans	4,628	2,636	2,577
Other real estate owned - non-acquired	3,699	4,183	5,567
Other real estate owned - acquired	3,340	3,250	1,895
Total nonperforming assets	$24,425	$24,543	$28,602

Restructured loans (accruing)	$19,970	$20,543	$24,997

Purchased noncredit impaired loans	$308,737	$347,262	$332,508
Purchased credit impaired loans	12,109	12,673	7,814
Total acquired loans	$320,846	$359,935	$340,322

Nonperforming loans to loans at end of period - non-acquired loans	0.59%	0.69%	1.02%
Nonperforming loans to loans at end of period - acquired loans	0.22	0.12	0.14
Total nonperforming loans to loans at end of period	0.81	0.81	1.16

Nonperforming assets to total assets - non-acquired	0.47%	0.55%	0.78%
Nonperforming assets to total assets - acquired	0.22	0.18	0.14
Total nonperforming assets to total assets	0.69	0.73	0.92

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2015	2014	2015	2014

Interest on securities:
Taxable	$5,312	$4,728	$20,341	$15,448
Nontaxable	144	182	585	211
Interest and fees on loans	25,184	21,070	94,469	63,586
Interest on federal funds sold and other investments	275	292	1,022	1,017
Total Interest Income	30,915	26,272	116,417	80,262

Interest on deposits	598	297	2,085	864
Interest on time certificates	265	375	1,228	1,538
Interest on borrowed money	952	867	3,617	2,953
Total Interest Expense	1,815	1,539	6,930	5,355

Net Interest Income	29,100	24,733	109,487	74,907
Provision (recapture) for loan losses	369	118	2,644	(3,486)
Net Interest Income After Provision for Loan Losses	28,731	24,615	106,843	78,393

Noninterest income:
Service charges on deposit accounts	2,229	2,208	8,563	6,952
Trust fees	791	795	3,132	2,986
Mortgage banking fees	955	716	4,252	3,057
Brokerage commissions and fees	511	417	2,132	1,614
Marine finance fees	205	445	1,152	1,320
Interchange income	1,989	1,603	7,684	5,972
Other deposit based EFT fees	99	92	397	343
BOLI income	396	252	1,426	252
Gain on participated loan	0	0	725	0
Other	607	613	2,555	2,248
	7,782	7,141	32,018	24,744
Securities gains, net	1	108	161	469
Bargain purchase gain, net	416	0	416	0
Total Noninterest Income	8,199	7,249	32,595	25,213

Noninterest expenses:
Salaries and wages	11,135	11,676	41,075	35,132
Employee benefits	2,178	2,461	9,564	8,773
Outsourced data processing costs	2,455	3,506	10,150	8,781
Telephone / data lines	412	419	1,797	1,331
Occupancy	2,314	2,325	8,744	7,930
Furniture and equipment	1,000	732	3,434	2,535
Marketing	1,128	1,163	4,428	3,576
Legal and professional fees	2,580	2,555	8,022	6,871
FDIC assessments	551	476	2,212	1,660
Amortization of intangibles	397	446	1,424	1,033
Asset dispositions expense	79	103	472	488
Branch closures and branding	0	4,958	0	4,958
Net (gain)/loss on other real estate owned and repossessed assets	(157)	9	239	310
Other	3,097	3,182	12,209	9,988
Total Noninterest Expenses	27,169	34,011	103,770	93,366

Income (Loss) Before Income Taxes	9,761	(2,147)	35,668	10,240
Income taxes	3,725	(630)	13,527	4,544

Net Income (Loss)	$6,036	$(1,517)	$22,141	$5,696

Per share of common stock:

Net income (loss) diluted	$0.18	$(0.05)	$0.66	$0.21
Net income (loss) basic	0.18	(0.05)	0.66	0.21
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	34,395,373	33,123,525	33,744,171	27,716,895
Average basic shares outstanding	34,115,697	32,888,612	33,495,827	27,538,955

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2015				2014
(Dollars in thousands)	Fourth	Third	Second	First	Fourth

Interest on securities:
Taxable	$5,312	$5,154	$4,977	$4,898	$4,728
Nontaxable	144	144	147	150	182
Interest and fees on loans	25,184	25,276	21,988	22,021	21,070
Interest on federal funds sold and other investments	275	249	249	249	292
Total Interest Income	30,915	30,823	27,361	27,318	26,272

Interest on deposits	598	562	524	401	297
Interest on time certificates	265	295	321	347	375
Interest on borrowed money	952	955	850	860	867
Total Interest Expense	1,815	1,812	1,695	1,608	1,539

Net Interest Income	29,100	29,011	25,666	25,710	24,733
Provision (recapture) for loan losses	369	987	855	433	118
Net Interest Income After Provision for Loan Losses	28,731	28,024	24,811	25,277	24,615

Noninterest income:
Service charges on deposit accounts	2,229	2,217	2,115	2,002	2,208
Trust fees	791	781	759	801	795
Mortgage banking fees	955	1,177	1,032	1,088	716
Brokerage commissions and fees	511	604	576	441	417
Marine finance fees	205	258	492	197	445
Interchange income	1,989	1,925	2,033	1,737	1,603
Other deposit based EFT fees	99	88	96	114	92
BOLI income	396	366	334	330	252
Gain on participated loan	0	0	725	0	0
Other	607	666	684	598	613
	7,782	8,082	8,846	7,308	7,141
Securities gains, net	1	160	0	0	108
Bargain purchase gain, net	416	0	0	0	0
Total Noninterest Income	8,199	8,242	8,846	7,308	7,249

Noninterest expenses:
Salaries and wages	11,135	11,850	9,301	8,789	11,676
Employee benefits	2,178	2,430	2,541	2,415	2,461
Outsourced data processing costs	2,455	3,277	2,234	2,184	3,506
Telephone / data lines	412	446	443	496	419
Occupancy	2,314	2,396	2,011	2,023	2,325
Furniture and equipment	1,000	883	819	732	732
Marketing	1,128	1,099	1,226	975	1,163
Legal and professional fees	2,580	2,189	1,590	1,663	2,555
FDIC assessments	551	552	520	589	476
Amortization of intangibles	397	397	315	315	446
Asset dispositions expense	79	77	173	143	103
Branch closures and branding	0	0	0	0	4,958
Net (gain)/loss on other real estate owned and repossessed assets	(157)	262	53	81	9
Other	3,097	3,269	3,062	2,781	3,182
Total Noninterest Expenses	27,169	29,127	24,288	23,186	34,011

Income (Loss) Before Income Taxes	9,761	7,139	9,369	9,399	(2,147)
Income taxes	3,725	2,698	3,564	3,540	(630)

Net Income (Loss)	$6,036	$4,441	$5,805	$5,859	$(1,517)

Per share of common stock:

Net income (loss) diluted	$0.18	$0.13	$0.18	$0.18	$(0.05)
Net income (loss) basic	0.18	0.13	0.18	0.18	(0.05)
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	34,395,373	34,193,540	33,233,508	33,135,618	33,123,525
Average basic shares outstanding	34,115,697	33,907,178	32,978,006	32,971,444	32,888,612

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2015	2014

Assets
Cash and due from banks	$81,216	$64,411
Interest bearing deposits with other banks	54,851	36,128
Total Cash and Cash Equivalents	136,067	100,539

Securities:
Available for sale (at fair value)	790,766	741,375
Held for investment (at amortized cost)	203,525	207,904
Total Securities	994,291	949,279

Loans available for sale	23,998	12,078

Loans, net of deferred costs	2,156,330	1,821,885
Less: Allowance for loan losses	(19,128)	(17,071)
Net Loans	2,137,202	1,804,814

Bank premises and equipment, net	54,579	45,086
Other real estate owned	7,039	7,462
Other intangible assets	8,594	7,454
Goodwill	25,211	25,309
Bank owned life insurance	43,579	35,679
Other assets	104,220	105,635
	$3,534,780	$3,093,335

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$854,447	$725,238
Interest-bearing demand	734,749	652,353
Savings	295,851	264,738
Money market	665,353	450,172
Other time certificates	153,318	173,247
Brokered time certificates	9,403	7,034
Time certificates of $100,000 or more	131,266	143,752
Total Deposits	2,844,387	2,416,534

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	172,005	233,640
Borrowed funds	50,000	50,000
Subordinated debt	69,961	64,583
Other liabilities	44,974	15,927
	3,181,327	2,780,684

Shareholders' Equity
Common stock	3,435	3,300
Additional paid in capital	399,162	379,249
Accumulated deficit	(42,858)	(65,000)
Treasury stock	(73)	(71)
	359,666	317,478
Accumulated other comprehensive (loss), net	(6,213)	(4,827)
Total Shareholders' Equity	353,453	312,651
	$3,534,780	$3,093,335

Common Shares Outstanding	34,351,409	33,136,592

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2015				2014
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Fourth
Net income (loss)	$6,036	$4,441	$5,805	$5,859	$(1,517)

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.69%	0.52%	0.72%	0.75%	(0.20)%
Return on average tangible assets (2),(3),(4)	0.73	0.56	0.75	0.79	(0.16)
Return on average shareholders' equity-GAAP basis (2),(3)	6.78	5.05	7.13	7.42	(1.89)
Efficiency ratio (5)	72.57	76.29	68.57	68.33	104.46
Noninterest income to total revenue	21.10	21.79	25.63	22.13	22.40

Net interest margin (1),(2)	3.67	3.75	3.50	3.62	3.56
Average equity to average assets	10.20	10.34	10.12	10.17	10.51

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$245	$(233)	$(358)	$(263)	$618
Net charge-offs - acquired loans	324	683	143	46	-
Total net charge-offs (recoveries)	$569	$450	$(215)	$(217)	$618

Net charge-offs (recoveries) to average loans - non-acquired loans	0.05%	(0.04)%	(0.08)%	(0.06)%	0.14%
Net charge-offs (recoveries) to average loans - acquired loans	0.06	0.12	0.03	0.01	-
Total net charge-offs (recoveries) to average loans	0.11	0.08	(0.05)	(0.05)	0.14

Loan loss provision (recapture) - non-acquired loans	$(40)	$852	$271	$292	$54
Loan loss provision (recapture) - acquired loans	409	135	584	141	64
Total loan loss provision (recapture)	$369	$987	$855	$433	$118

Allowance to loans at end of period - non-acquired loans	1.03%	1.11%	1.10%	1.13%	1.14%
Discount for credit losses to acquired loans at end of period	4.24	4.13	3.32	3.56	3.56

Nonperforming loans - non-acquired loans	$12,758	$14,474	$15,054	$16,860	$18,563
Nonperforming loans - acquired loans	4,628	2,636	4,543	4,196	2,577
Other real estate owned - non-acquired	3,699	4,183	4,855	4,738	5,567
Other real estate owned - acquired	3,340	3,250	1,053	1,431	1,895
Total nonperforming assets	$24,425	$24,543	$25,505	$27,225	$28,602

Restructured loans (accruing)	$19,970	$20,543	$23,441	$23,847	$24,997

Purchased noncredit impaired loans	$308,737	$347,262	$275,964	$296,839	$326,066
Purchased credit impaired loans	12,109	12,673	6,562	7,119	7,814
Total acquired loans	$320,846	$359,935	$282,526	$303,958	$333,880

Nonperforming loans to loans at end of period - non-acquired loans	0.59%	0.69%	0.78%	0.91%	1.02%
Nonperforming loans to loans at end of period - acquired loans	0.22	0.12	0.23	0.23	0.14
Total nonperforming loans to loans at end of period	0.81	0.81	1.01	1.14	1.16

Nonperforming assets to total assets - non-acquired	0.47%	0.55%	0.62%	0.67%	0.78%
Nonperforming assets to total assets - acquired	0.22	0.18	0.17	0.17	0.14
Total nonperforming assets to total assets	0.69	0.73	0.79	0.84	0.92

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.18	$0.13	$0.18	$0.18	$(0.05)
Net income (loss) basic-GAAP basis	0.18	0.13	0.18	0.18	(0.05)

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	10.29	10.20	9.84	9.71	9.44

Average Balances
Total average assets	$3,463,277	$3,373,858	$3,225,127	$3,151,132	$3,037,061
Less: Intangible assets	34,457	35,185	32,188	31,221	33,803
Total average tangible assets	$3,428,820	$3,338,673	$3,192,939	$3,119,911	$3,003,258

Total average equity	$353,392	$348,901	$326,338	$320,346	$319,233
Less: Intangible assets	34,457	35,185	32,188	31,221	33,803
Total average tangible equity	$318,935	$313,716	$294,150	$289,125	$285,430

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

	December 31,	December 31,
SECURITIES	2015	2014
U.S. Treasury and U.S. Government Agencies	$3,911	$3,899
Mortgage-backed	539,688	587,933
Collateralized loan obligations	122,583	125,225
Obligations of states and political subdivisions	39,891	24,318
Corporates	35,532	0
CMBS	40,420	0
Other	8,741	0
Securities Available for Sale	790,766	741,375

Mortgage-backed	162,225	182,076
Collateralized loan obligations	41,300	25,828
Securities Held for Investment	203,525	207,904
Total Securities	$994,291	$949,279

	December 31,	December 31,
LOANS	2015	2014

Construction and land development	$108,787	$87,036
Real estate mortgage	1,733,163	1,524,044
Installment loans to individuals	85,356	52,897
Commercial and financial	228,517	157,396
Other loans	507	512
Total Loans	$2,156,330	$1,821,885

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015						2014
	Fourth Quarter			Third Quarter			Fourth Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$924,730	$5,312	2.30%	$966,764	$5,154	2.13%	$897,472	$4,728	2.11%
Nontaxable	14,932	220	5.89	14,982	220	5.87	15,871	279	7.03
Total Securities	939,662	5,532	2.35	981,746	5,374	2.19	913,343	5,007	2.19

Federal funds sold and other investments	93,728	275	1.16	42,083	249	2.35	63,690	292	1.82

Loans, net	2,121,053	25,224	4.72	2,060,326	25,319	4.88	1,794,423	21,123	4.67

Total Earning Assets	3,154,442	31,031	3.90	3,084,155	30,942	3.98	2,771,456	26,422	3.78

Allowance for loan losses	(19,940)			(19,294)			(18,723)
Cash and due from banks	85,951			70,292			88,745
Premises and equipment	55,139			54,436			47,379
Intangible assets	34,457			35,185			33,803
Bank owned life insurance	43,419			41,934			24,417
Other assets	109,809			107,150			89,984

	$3,463,277			$3,373,858			$3,037,061

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$666,640	$129	0.08%	$621,365	$116	0.07%	$585,895	$112	0.08%
Savings	292,761	39	0.05	285,410	39	0.05	263,066	42	0.06
Money market	664,512	430	0.26	637,840	407	0.25	457,364	143	0.12
Time deposits	299,189	265	0.35	308,184	295	0.38	327,327	375	0.45
Federal funds purchased and
other short term borrowings	168,444	89	0.21	183,494	112	0.24	227,806	97	0.17
Other borrowings	119,927	863	2.85	118,961	843	2.81	114,560	770	2.67

Total Interest-Bearing Liabilities	2,211,473	1,815	0.33	2,155,254	1,812	0.33	1,976,018	1,539	0.31

Noninterest demand	878,709			849,468			728,410
Other liabilities	19,703			20,235			13,400
Total Liabilities	3,109,885			3,024,957			2,717,828

Shareholders' equity	353,392			348,901			319,233

	$3,463,277			$3,373,858			$3,037,061

Interest expense as a % of earning assets			0.23%			0.23%			0.22%
Net interest income as a % of earning assets		$29,216	3.67%		$29,130	3.75%		$24,883	3.56%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015				2014
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$592,621	$619,960	$561,742	$546,876	$481,327
Retail	198,077	182,381	180,484	191,262	190,120
Public funds	46,300	47,765	47,913	38,529	41,201
Other	17,449	19,771	18,290	16,669	12,590
	854,447	869,877	808,429	793,336	725,238

Interest-bearing demand
Commercial	77,500	69,037	60,411	66,532	58,173
Retail	479,056	443,022	410,601	416,766	407,653
Public funds	178,193	106,285	128,256	151,556	186,527
	734,749	618,344	599,268	634,854	652,353

Total transaction accounts
Commercial	670,121	688,997	622,153	613,408	539,500
Retail	677,133	625,403	591,085	608,028	597,773
Public funds	224,493	154,050	176,169	190,085	227,728
Other	17,449	19,771	18,290	16,669	12,590
	1,589,196	1,488,221	1,407,697	1,428,190	1,377,591

Savings	295,851	286,810	282,588	272,963	264,738

Money market
Commercial	208,520	225,629	191,061	185,668	172,417
Retail	312,756	306,138	272,853	274,203	264,725
Public funds	144,077	128,865	158,059	136,729	13,030
	665,353	660,632	621,973	596,600	450,172

Time certificates of deposit	293,987	306,633	292,919	312,072	324,033
Total Deposits	$2,844,387	$2,742,296	$2,605,177	$2,609,825	$2,416,534

Customer sweep accounts	$172,005	$148,607	$157,676	$170,023	$153,640

Total core customer funding (1)	$2,722,405	$2,584,270	$2,469,934	$2,467,776	$2,246,141

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.